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                                                                Exhibit 10.23(b)
                                                                ----------------

                                 LEUKOSITE, INC.


                                 FIRST AMENDMENT
                                       TO
                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                   -------------------------------------------

       This FIRST AMENDMENT (this "Amendment") to the Amended and Restated 1993 Stock Option Plan (the "Plan") of LeukoSite, Inc., a Delaware corporation (the "Company"), is being adopted by resolution of the Board of Directors at a meeting held on September 22, 1997 (the "Effective Date"). Effective from and after the Effective Date, the Plan is hereby amended as follows:

       1. Section 5 of the Plan hereby is amended by adding the following sentence in the fifteenth (15th) line, following the second sentence: "Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to delegate to the President and Chief Executive Officer of the Company the manner of making the following determinations with respect to each Awarded Option to be granted by the Company to employees of the Company who are below the level of Vice President of the Company or to consultants to the Company, with the same force and effect as if the Committee had made such determinations itself: (a) the employee or consultant to receive such Awarded Option; (b) whether the Awarded Option (if granted to an employee) will be an Incentive Option or Nonstatutory Option; (c) the time of granting the Awarded Option; (d) the number of Shares subject to the Awarded Option; (e) the Option Price; (f) the option period; (g) the exercise date or dates or, if the Awarded Option is immediately exercisable in full on its grant date, the vesting schedule, if any, applicable to the Shares issuable upon the exercise of the Awarded Option; (h) the effect of termination of employment, consulting or association with the Company on the subsequent exercisability of the Awarded Option; and (i) if the Awarded Option is a Nonstatutory Option, whether such Nonstatutory Option may be transferred by the Holder to a third party." The amendment being for the purpose of clarifying that the Committee has the authority under the Plan to delegate to the President and Chief Executive Officer of the Company the authority to grant stock options to employees below the Vice President level and consultants.

       Except to the extent amended hereby, all of the terms, provisions and conditions set forth in the Plan are hereby ratified and confirmed and shall remain in full force and effect. The Plan and this Amendment shall be read and construed together as a single instrument.